Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Unveils SolarWindow™, Able to Generate Electricity on See-thru Glass While Outperforming Rooftop Solar by 300%

See-thru spray-on technology turns ordinary glass surfaces into electricity-generating windows; Performance propels SolarWindow™ towards commercialization.

Burtonsville, MD & Tampa, FL – September 20, 2010 – New Energy Technologies, Inc. (OTCBB: NENE) successfully debuted its proprietary SolarWindow™ technology, capable of transforming everyday surfaces, such   as glass, into electricity-generating windows, on September 16 at the University of South Florida (USF) to a standing-room-only crowd of investors, academics, commercial glass companies, and members of the media, including: CNBC, CNN, The Tampa Tribune, The St. Petersburg Times, The Oracle, NBC affiliate WFLA-TV Ch. 8, Bay News 9, WUSF Public Media, and global news service, Agence France Presse.

Company President and CEO, Mr. John A. Conklin, revealed that the application of SolarWindow™ to exterior glass surfaces of commercial towers could generate energy savings several-fold greater than today’s rooftop solar systems during his introduction of New Energy’s  SolarWindow™, the world’s first see-thru, spray-on technology of its kind.

In commercial applications, such as the building facades of office towers, engineers conservatively estimate that installation of New Energy’s SolarWindow™ can generate more than 300% energy savings over conventional rooftop solar systems.  Key to maximizing energy production,

SolarWindow™ can be applied to the extensive glass surfaces on commercial skyscrapers, an important advantage over conventional solar systems confined to installation on space-prohibitive rooftops.

By way of example, engineers modeling a 40-story building, similar to Tampa’s landmark “100 North Tampa,” estimate annual cost-savings of $40,000 to $70,000 when installing New Energy’s SolarWindow™ to exposed window facades.  In contrast, mounting today’s popular poly-crystalline silicon modules on the rooftop produces only $20,000 in energy savings per year.

The Company expects to publish comprehensive performance data in upcoming weeks, following independent, third-party measurement and engineering validation.

“The successful public demonstration of SolarWindow™ boldly underscores our confidence in the technology, and marks a significant achievement for all of our stakeholders who have patiently supported us as we’ve worked towards this milestone,” stated Mr. Conklin.  “I’m eager to aggressively advance this technology towards commercial prototyping in preparation for eventual full-scale production to capitalize on our market of more than five million commercial buildings and 80 million detached homes in America.”

SolarWindow™: Early Performance Prompts Commercialization Efforts

Researchers at the debut event shared early technical hurdles and subsequent achievements which enabled advancement from concept to working prototype, further explaining that efforts are now focused on product development for commercialization of New Energy’s see-thru SolarWindow™.

SolarWindow™ is made possible by spraying an electricity-generating coating on to glass at room temperature– an important attribute highlighted by researchers.  Scientists also demonstrated numerous features of New Energy’s SolarWindow™, including its ability to remain see-thru while generating electricity.  Unique to SolarWindow™, both natural and artificial light were used in demonstrations to generate electricity.

Following Mr. Conklin’s introduction, scientists powered lights on a scale-model house by exposing New Energy’s see-thru SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices.  In artificial light, SolarWindow™ technology outperforms today’s commercial solar and thin-films by as much as 10-fold under low-intensity irradiance.

Researchers then repeatedly opened and closed the boardroom’s window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light.  This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – New Energy’s initial target market and a promising early application of its technology.

Importantly, scientists at the event not only demonstrated the ability to generate ‘voltage’ to power lighting, but also revealed SolarWindow’s capacity to produce ‘current’ necessary for powering mechanical devices and appliances.

Following a boardroom display of LED lights powered by SolarWindow™ using both natural sunlight and artificial fluorescent light sources, attendees crowded inside inventor and Lead Researcher Dr. Xiaomei Jiang’s laboratory where PhD-candidate and Researcher Jason Lewis, successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype.

New Energy’s working SolarWindow™ prototype is a precursor to the development of a commercial scale prototype and eventual full-scale production.  Low production costs, improved manufacturability and increased power performance are among important, recently announced objectives researchers are now targeting.  Key to these advances are the development of new methods and technologies for applying New Energy’s electricity-generating coatings to glass surfaces.

Electrical power is generated on glass when New Energy’s SolarWindow™ coatings are sprayed onto surfaces using commercially available equipment. This patent-pending process enables researchers to spray SolarWindow™ coatings onto glass at room temperature, eliminating expensive and often cumbersome high-temperature or high-vacuum production methods typically used by current solar manufacturers.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other startup expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.